Exhibit 99.1

OptimizeRx Recognized as a Finalist in Questex’s Fierce Pharma Marketing Awards 2021

OptimizeRx Recognized in the COVID-19 Pandemic-Related Campaign Category

ROCHESTER, Mich. – September 7, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, announced today that it has been selected as a finalist in the 2021 Fierce Pharma Marketing Awards which honor leadership, vision, innovation and strategic accomplishments within the pharma marketing and advertising arena.  OptimizeRx was recognized as a finalist in the category of COVID-19 Pandemic-Related Campaign.

OptimizeRx was selected as a finalist for its COVID-19 Consumer Health Communications Text Message Campaign. The campaign leveraged OptimizeRx’s text-based patient engagement technology, which is traditionally used for specific therapy support programs, to provide the general public with timely COVID-19 information from a reliable source. The free, interactive text-message alert program delivered COVID-19 updates sourced from the Center for Disease Control and Prevention (CDC) directly to any SMS-enabled mobile device.

Fierce Pharma Marketing’s expert panel of judges reviewed all submissions to determine which companies produced thought-provoking, innovative and compelling campaigns across a wide range of media. A full list of judges can be found at https://www.fiercemarketingforum.com/2021%20judges.

The winners will be announced at the Fierce Pharma Marketing Awards Dinner on September 29 at the Pennsylvania Convention Center in Philadelphia, as part of the Digital Pharma East Conference. The event is sponsored by DeepIntent, DrFirst and Doximity.

“It’s been a challenging year for pharma, but it’s also been a creative and innovative one. Pharma marketers and their agencies quickly embraced pandemic-forced changes—moving to digital communications and figuring out how to shoot TV commercials safely, for instance—and continued to produce creative and compelling campaigns all year. We look forward to seeing everybody in Philadelphia in September where we will reveal the winning entries,” commented Tracy Station, Editor-in-Chief, Fierce Pharma. “We applaud OptimizeRx on their success.”

William Febbo, OptimizeRx’s CEO commented, “We are honored to be in such good company in this category and be recognized for our “COVID-19 Consumer Health” campaign. Leveraging OptimizeRx’s best-in-class integrated technology platform for life sciences communications to serve the general public during the height of the pandemic was a testament to the invaluable power of technology in healthcare.

“SMS campaigns are just one of our access solutions that doctors, and life sciences organizations can utilize to facilitate patient engagement outside of the electronic health record in a familiar and convenient manner. It was a no-brainer for our team to leverage the capabilities of the OptimizeRx platform to provide free access to timely and reliable COVID-19 updates, sourced from the CDC. This helped increase accessibility to CDC guidelines on-demand and via automatic notifications so the general public could stay more informed” concluded Mr. Febbo.

OptimizeRx will be present at this year’s Digital Pharma East Conference in Philadelphia at booth number MK1, September 28-30, and at the virtual event, October 5-8.

About Questex

Questex helps people live better and longer. Questex brings people together in the markets that help people live better: travel, hospitality and wellness; the industries that help people live longer: life science and healthcare; and the technologies that enable and fuel these new experiences. We live in the experience economy – connecting our ecosystem through live events, surrounded by data insights and digital communities. We deliver experience and real results. It happens here.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

Jennifer Woods

Vice President, Fierce Life Sciences Events

Questex

jwoods@questex.com